EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                 March 16, 2016




Advisors Disciplined Trust 1621
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217

     Re:                Advisors Disciplined Trust 1621
               High 50 Dividend Strategy Portfolio, Series 2016-1Q
               ---------------------------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-208491 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Very truly yours,

                             Advisors Asset Management, Inc.


                             By     /s/ ALEX R. MEITZNER
                               ------------------------------
                                   Senior Vice President